Exhibit 99.1
News Release

5 Sarnowski Drive, Glenville, New York, 12302

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact: Robert M. Leonard
Executive Vice President
(518) 381-3693

TRUSTCO BANK CORP NY
ANNOUNCES STOCK REPURCHASE PLAN

FOR IMMEDIATE RELEASE

Glenville, New York – March 17, 2023

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that its Board of Directors has approved a stock repurchase program.  Under the stock repurchase program, TrustCo may repurchase up to 200,000 shares of its common stock, or approximately 1%, of its current outstanding shares.  The repurchase program will permit shares to be repurchased in open market or private transactions, through block trades, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion over the next twelve months at prices management considers to be attractive and in the best interests of both TrustCo and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and TrustCo’s financial performance. Open market purchases will be conducted in accordance with applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate TrustCo to purchase any particular number of shares.

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.0 billion savings and loan holding company. Through its subsidiary, Trustco Bank, TrustCo operates 143 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.  Trustco has a more than 100-year tradition of providing high-quality services, including a wide variety of deposit and loan products. In addition, Trustco Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. Trustco Bank is rated as one of the best performing savings banks in the country.

The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.
For more information, visit www.trustcobank.com.

Forward-Looking Statements

All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can often be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future developments, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations relating to the newly-approved stock repurchase program. Forward-looking statements are based on management’s current expectations, as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed or implied in such statements. Examples of these include, but are not limited to: our ability to successfully execute repurchases of our common stock under the newly-approved stock repurchase program, as well as the potential for such repurchases to affect the price of our common stock and increase volatility; the effects of inflation and inflationary pressures and changes in monetary and fiscal policies and laws, including increases in the Federal funds target rate by, and interest rate policies of, the Federal Reserve Board; the impact of any recent or future bank failures, and any actions taken in connection therewith by any bank regulatory authorities, on the financial services industry and the regional and local business environments in which we operate; changes in and uncertainty related to benchmark interest rates used to price loans and deposits; the geopolitical and macroeconomic impact of the war in Ukraine; the impact of the actions taken by governmental authorities to contain the COVID-19 pandemic or address the impact of the pandemic on the economy; the risks and uncertainties under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and, if any, in our subsequent Quarterly Reports on Form 10-Q; the other financial, operational and legal risks and uncertainties detailed from time to time in TrustCo’s cautionary statements contained in its filings with the Securities and Exchange Commission; and the effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers.  The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.